UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 30, 2009

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2564

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a regular meeting of the Board of Directors of The McGraw-Hill Companies, Inc. (the “Company”) held on September 30, 2009, the Board of Directors, acting upon the recommendation of the Nominating and Corporate Governance Committee, adopted amendments to certain provisions of the Company’s By-Laws. In particular, (i) the voting requirement for the election of directors was changed to a majority of shares voting for or against the nominee, except in contested elections where the requirement remains a plurality; (ii) in connection with providing notice to the Company of a director nomination or other item of business to be brought by a stockholder before the annual meeting of stockholders, the disclosure requirements applicable to the stockholder have been expanded to include holdings in derivative securities and other financial interests relating to the Company and its stock; and (iii) the maximum amount of time permitted for the Company to fix a record date for a meeting of stockholders was extended from 50 to 60 days prior to the meeting.

In addition, the Board approved certain amendments to the Company’s Restated Certificate of Incorporation and directed that the amendments be submitted to the Company’s stockholders for approval at the 2010 Annual Meeting. If approved by the stockholders, these amendments would (i) declassify the Board and provide for the annual election of all Directors beginning in 2011 and (ii) eliminate supermajority voting requirements for business combinations, the removal of directors, setting the size of the Board and future amendments to the Restated Certificate of Incorporation.

Item 9.01	Financial Statements and Exhibits.

(3)	By-Laws of Registrant, as amended through September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth M. Vittor
Kenneth M. Vittor Executive Vice President and General Counsel

Dated: September 30, 2009

INDEX TO EXHIBITS

Exhibit Number

(3)	By-Laws of Registrant, as amended through September 30, 2009.